Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077




For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

         TRANSACTION SYSTEMS ARCHITECTS RECEIVES EXTENSION FROM NASDAQ


(OMAHA, Neb.--January 7, 2003)--Transaction Systems Architects, Inc. (Nasdaq:
TSAIE), a leading global provider of enterprise e-payment and e-commerce solutions, announced that Nasdaq has granted an extension to January 13, 2003 to file with the SEC and Nasdaq restated financial information for fiscal 2000, fiscal 2001 and fiscal 2002. During the extension the Company's securities will continue to be listed on the Nasdaq National Market trading under the symbol "TSAIE".

About Transaction Systems Architects, Inc.

Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,650 product systems in 71 countries on six continents.

Forward-Looking Statements

This news release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially. Factors that could cause actual results to differ include, but are not limited to, the following:

o There can be no assurance that the Company will be able to complete the re-audit by January 13, 2003. In the event that the Company does not complete the re-audit by January 13, 2003 it will not be in compliance with the NASDAQ rules, which in turn will most likely cause the Company's stock to be de-listed.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission.